                                                                  EXHIBIT 10.26

                                                                 EXECUTION COPY
                                                                           ADLT

                          AIRCRAFT DRY LEASE AGREEMENT

     This AIRCRAFT DRY LEASE AGREEMENT (this "Agreement") entered into as of the 27 day of May 1997, by and between LIGHTAIR, LTD. ("Owner") and ADVANCED LIGHTING TECHNOLOGIES, INC. ("Company").

                                  WITNESSETH:

     WHEREAS, Owner is the registered owner of a 1993 Learjet Model 60, S/N:
60-004,N6U4K (the "Aircraft");

     WHEREAS, Company will have "possession, control and command" of the Aircraft, as that phrase is defined by the Internal Revenue Service in Revenue Ruling 58-215; and

     WHEREAS, Company desires to lease the Aircraft from Owner for a minimum of 260 flight hours per year, all in accordance with the terms and conditions herein contained.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

                                  ARTICLE ONE
                               Lease of Aircraft
                               -----------------

     Company agrees to lease the Aircraft from Owner for a minimum of 260 flight hours per year during the term of this Agreement.

                                  ARTICLE TWO
                                      Term
                                      ----

     The Agreement shall commence on the date hereof, and shall continue in effect until April 30, 2007, unless earlier terminated under the provisions of this Agreement.

                                 ARTICLE THREE
                          Rent and Security Deposit
                          -------------------------

     The rent payable by Company to Owner shall be calculated on a per-flight hour basis at the rate of Two Thousand Five Hundred Dollars ($2,500.00) for each flight hour, or any portion thereof, the Aircraft is utilized by Company. In addition, Company shall make a security deposit of One Hundred Eighty Thousand Dollars ($180,000) within 30 days of the commencement of this Agreement, such amount to be held during the term hereof as security for this Agreement and refunded upon termination, so long as Company has complied with all of its obligations hereunder.

                                  ARTICLE FOUR
                       Aircraft Rental to Other Parties
                       --------------------------------

     Company acknowledges that Owner will rent the Aircraft to other parties during the term of this Agreement, but Owner shall be required to provide reasonable notice of such rental to Company so that Company and any other corporations affiliated with Company shall always have first call on the use of the Aircraft.

                                  ARTICLE FIVE
                             Maintenance and Repair
                             ----------------------

     Owner shall perform or cause to be performed all maintenance, repair, inspection and overhaul work necessary to maintain certification of the Aircraft pursuant to Part 91 of the Federal Aviation Regulations and to maintain such certification during the term of this Agreement. All such work on the Aircraft shall be performed in accordance with the standards set by regulations of the Federal Aviation Administration (the "FAA"). Owner will coordinate maintenance and repair with Company and any other lessees of the Aircraft.

                                  ARTICLE SIX
                                Operating Costs
                                ---------------

     Company shall be responsible for its proportionate share of the following costs and expenses in operating the Aircraft during the term of this Agreement:

     A. Maintenance: All costs and expenses in performing or causing to be performed all maintenance, repair, inspection and overhaul work on the Aircraft.

     B. Insurance: All costs and expenses in maintaining in force such passenger liability, public liability, property damage, baggage, and cargo insurance in such form, for such amounts, and with such insurers as shall be satisfactory to Owner and Company, protecting Company and Owner as co-insured against claims for death of or injury to persons, and loss of or damage to property, in connection with the possession, maintenance, use and operation of the Aircraft.

     C. Taxes: All taxes, fees, assessments, fines, and penalties due, assessed or levied by any taxing authority which relate in any way to the ownership, use or operation of the Aircraft, including, but without limitation, all sales taxes and personal property taxes, license and registration fees, and all use, excise, gross receipts, franchise, stamp or other taxes, duties or charges, together with any penalties, fines or interest thereon, imposed, or relating to activities conducted, during the term of this Agreement.

     D. Storage of the Aircraft: All costs and expenses in storing the Aircraft.

                                 ARTICLE SEVEN
                            Log Books and Records
                            ---------------------

     Owner shall maintain all log books and records pertaining to the Aircraft in accordance with FAA regulations.


                                 ARTICLE EIGHT
                                    Default
                                    -------

     A. Owner shall be in breach of this Agreement if (1) Owner defaults in the performance of any of its obligations under this Agreement and such default shall continue for five (5) days after receipt by Owner of written notice thereof from Company; or (2) Owner takes any action to prevent or hinder the performance by Company of any of its obligations under this Agreement. In the event of any breach by Owner, Company shall have the right to terminate the Agreement immediately and to pursue any other remedy available to Company in law or equity. Notwithstanding the foregoing, so long as General Electric Capital Corporation has a security interest in the Aircraft, Company's obligation to make the minimum lease payments pursuant to Article Nine, Section C shall continue.


     B. Company shall be in breach of this Agreement if Company defaults in the performance of any of its obligations under this Agreement and such default shall continue for five (5) days after receipt by Company of written notice thereof from

          Owner. In the event of any breach by Company, Owner shall have the right to terminate the Agreement immediately and to pursue any other remedy available to Owner in law or equity.

     C. The failure of either party to enforce strictly any provision of this Agreement shall not be construed as a waiver thereof and shall not preclude such party from demanding performance in accordance with the terms hereof.

                                  ARTICLE NINE
                                    Payments
                                    --------

     A. The lease, as specified in Article Three, for each flight shall be due and payable to Owner within twenty (20) days after receipt of invoices therefor.

     B. Payments made and statements furnished to a party shall be directed to the address specified in Paragraph C of Article Fifteen.

     C. A minimum rent payment of Fifty-Four Thousand One Hundred Sixty-Six Dollars and Sixty Seven Cents ($54,166.67) shall be due and payable on the first day of each month during the term of this Agreement. The minimum rent shall be credited against actual hours of usage during the month, with the difference being a net charge or a net credit (which would be carried to the next month).

                                  ARTICLE TEN
                                  Assignment
                                  ----------

     A. Company shall not assign this Agreement or any interest in the Aircraft without the prior written consent of Owner. Subject to the foregoing, this Agreement inures to the benefit of, and is binding on, the heirs, legal representatives, successors, and assigns of the parties hereto.

     B. Company is aware that Owner intends to assign this Agreement (the "Assignment") as security to GE Capital Corporation (the "Lender") in order to secure a loan from Lender to Owner. Lender's security interest in the Aircraft and in this Agreement has priority over Company's rights in the Aircraft. Company shall enter into a Consent Agreement with Lender and such other documents in such form as Lender shall require, so long as Company has the right to quiet enjoyment of the Aircraft and otherwise complies with its obligations under.

                                ARTICLE ELEVEN
                               Accident and Claim
                               ------------------

     Owner and Company each shall immediately notify the other of any accident involving the Aircraft, which notification shall specify to the extent known by the party, the time and place of the accident, the extent of the damage, the names and addresses of the parties involved, persons injured, known witnesses, and owners of properties damaged. Each party shall advise the other of any and all correspondence, papers, notices, and documents received by Owner in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by such party and in seeking the recovery of damages from third persons liable therefor.

                                ARTICLE TWELVE
                                Indemnification
                                ---------------

     Company shall be liable to Owner for, and agrees to indemnify and hold harmless Owner and its employees and agents from and against, any and all suits, claims, liabilities, settlements, losses and expenses (the extent such are not covered by the insurance policies held pursuant to Paragraph B of Article Six above) arising out of or attributable to the operation of the Aircraft hereunder, including but not limited to, injuries to third parties, or employees of Company, damage to property (whether of Owner or any third party) and any consequential or incidental damages.

                                ARTICLE THIRTEEN
                           Loss or Damage to Aircraft
                           -------------------------

     Risk of loss of or damage to the Aircraft shall be borne by Owner. If, during the term of this Agreement, the Aircraft is destroyed, lost or damaged beyond repair, this Agreement shall terminate immediately, provided, however, that Company shall continue to be bound by all obligations described in Articles Eleven and Twelve, and shall continue to owe any amounts due under this Agreement that were due and owing prior to the time that the Aircraft is destroyed, lost or damaged beyond repair.

                               ARTICLE FOURTEEN
                              Automatic Extension
                              -------------------

     After the expiration of the original term of this Agreement as set forth in Article Two, this Agreement shall be extended automatically on a month-to-month basis until either party, with or without cause, gives at least thirty (30) days' prior written notice to the other party that this Agreement shall terminate as of the end of the next succeeding calendar month.

                               ARTICLE FIFTEEN
                           Miscellaneous Provision
                           -----------------------

     A. This Agreement constitutes the entire understanding between the parties, and as of its effective date supersedes all prior or independent agreements between the parties covering the Aircraft. Any change or modification hereof must be in writing signed by both parties.

     B. This Agreement is to be construed in accordance with the laws of the State of Ohio.

     C. Any notice given by one party to the other in connection with this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested:

          1.   If Company, addressed to:

               Advanced Lighting, Technologies, Inc.
               2307 East Aurora Road, Suite One
               Twinsburg, Ohio 44087

          2.   If Owner, addressed to:

               LightAir, Ltd.
               2307 East Aurora Road, Suite One
               Twinsburg, Ohio 44087

          Notices shall be deemed to have been received on the date of receipt as shown on the return receipt.

     D. Company shall have no right to consent, allow or permit any liens or encumbrances on the Aircraft. Company shall immediately remove from the Aircraft any lien or encumbrance arising or created by any act or omission on the part of the Company.

     E. The rights and remedies with respect to any of the terms and conditions of the Agreement shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies.

     F. If a provision hereof shall be finally declared void or illegal by any court or administrative agency having jurisdiction over the parties to this Agreement, the entire Agreement shall not be void, but the remaining provisions shall continue in effect as nearly as possible in accordance with the original intent of the parties.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                            OWNER:  LIGHTAIR, LTD.

  /s/ Frank P. Nagorney            By:     /s/ Wayne R. Wellman
-------------------------                  --------------------------------
                                   Title:  Wayne R. Wellman
                                           Member
                                           ---------------------------------

                                   COMPANY: ADVANCED LIGHTING

 /s/ Frank P. Nagorney             By:      /s/ Louis S. Fisi
-------------------------                   ---------------------------------
                                   Title:      Louis S. Fisi
                                            Executive Vice President

                           TRUTH IN LEASING STATEMENT

     THE AIRCRAFT, A 1993 LEARJET MODEL 60, MANUFACTURER'S SERIAL NO. 60-004, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N604K, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

     THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, ADVANCED LIGHTING TECHNOLOGIES, INC., 2307 EAST AURORA ROAD, SUITE ONE, TWINSBURG, OHIO 44087, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

     AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

     I, THE UNDERSIGNED _________________, AS ______________ OF ADVANCED
LIGHTING TECHNOLOGIES, INC., CERTIFY THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES
FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the parties have executed this Lease.

LIGHTAIR, LTD.

/s/ Wayne R. Hellman                             5/27/97
-------------------------------                --------------
Name and Title    Wayne R. Hellman             Date
                    Member


ADVANCED LIGHTING TECHNOLOGIES, INC.

  /s/ Louis S. Fisi                              5/27/97
------------------------------                 ---------------
Name and Title   Louis S. Fisi                 Date
  Executive Vice President